As filed with the Securities and Exchange Commission on May 16, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

ALPHA NATURAL RESOURCES, INC.
 (Exact name of Registrant as specified in its charter)

               Delaware                                                                        02-0733940
                (State or other jurisdiction                                                     (I.R.S. Employer
                 of incorporation or organization)                                               Identification No.)

              One Alpha Place                                                                      24212
           P.O. Box 2345                                                                     (Zip Code)
         Abingdon, Virginia
            (Address of Principal Executive Offices)

ALPHA NATURAL RESOURCES, INC.
2005 LONG-TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED)
(Full title of the plans)

Vaughn R. Groves, Esquire
Vice President, Secretary and General Counsel
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212
(Name and address of agent for service)

(276) 619-4410
(Telephone number, including area code, of agent for service)
_______________

Copy to:

Amy I. Pandit, Esquire
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania  15219-1410
(412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

            Large accelerated filer  ☒                                                                                                                                   Accelerated filer                                           ☐
            Non-accelerated filer    ☐   (Do not check if a smaller reporting company)                   Smaller reporting company   ☐
______________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,500,000(1)(2)	$59.00(3)	$324,500,000(3)	$12,752.85(4)

(1)
An aggregate of 8,838,841 shares of common stock, par value $0.01 per share, of Alpha Natural Resources, Inc. may be offered or issued pursuant to the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, as amended and restated (the “Plan”), 3,338,841 of which were previously registered on Form S-8 (File No. 333-127528) and 5,500,000 of which are registered on this Form S-8.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3)
Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sale prices for the common stock as quoted on the New York Stock Exchange on May 12, 2008.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION
EX-23.1: CONSENT

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register additional shares of common stock, par value $0.01 per share, of the Registrant under the Plan.  A Registration Statement on Form S-8 was previously filed and declared effective (Registration File No. 333-127528) in connection with such Plan.  The contents of Registration Statement No. 333-127528 are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT NO.                        DESCRIPTION

4.1
Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on March 30, 2005).

4.2	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on March 1, 2007).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	2005 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources, Inc. filed on May 16, 2008).

10.2
Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.3
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for grants on or prior to March 3, 2006)(incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-8 of Alpha Natural Resources, Inc. filed on August 15, 2005).

10.4
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for employees) (for grants after March 3, 2006) (incorporatedby reference to Exhibit 10.23 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.5
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for non-employee directors)(incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.6
Form of Alpha Natural Resources, Inc. Performance Share Award Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for employees)(incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.7
Form of Director Deferred Compensation Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on this 13th day of May, 2008.

                        ALPHA NATURAL RESOURCES, INC.

                        By: /s/  Vaughn R. Groves
                               Vaughn R. Groves
                               Vice President, Secretary and General Counsel

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J., Quillen, Kevin S. Crutchfield and Vaughn R. Groves, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 13th day of May, 2008.

Signature                                                                     Capacity

/s/  Michael J. Quillen                                                              Chairman of the Board and Chief Executive Officer
Michael J. Quillen                                                                       (Principal Executive Officer)

/s/  Kevin S. Crutchfield                                                          President and Director
Kevin S. Crutchfield

/s/  David C. Stuebe                                                                 Vice President, Treasurer and Chief Financial Officer
David C. Stuebe                                                                          (Principal Financial Officer)

/s/  Eddie W. Neely                                                                  Vice President, Assistant Secretary and Controller
Eddie W. Neely                                                                           (Principal Accounting Officer)

/s/  E. Linn Draper, Jr.                                                               Lead Director of the Board of Directors
E. Linn Draper, Jr.

/s/  Mary Ellen Bowers                                                              Director
Mary Ellen Bowers

/s/  John S. Brinzo                                                               Director
John S. Brinzo

/s/  Hermann Buerger                                                                 Director
Hermann Buerger

/s/  Glenn A. Eisenberg                                                              Director
Glenn A. Eisenberg

/s/  John W. Fox, Jr.                                                                    Director
John W. Fox, Jr.

/s/  Ted G. Wood                                                                        Director
Ted G. Wood

EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

4.1
Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on March 30, 2005).

4.2	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on March 1, 2007).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	2005 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources, Inc. filed on May 16, 2008).

10.2
Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.3
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for grants on or prior to March 3, 2006)(incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-8 of Alpha Natural Resources, Inc. filed on August 15, 2005).

10.4
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for employees) (for grantsafter March 3, 2006) (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.5
Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for non-employee directors)(incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.6
Form of Alpha Natural Resources, Inc. Performance Share Award Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (for employees)(incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

10.7
Form of Director Deferred Compensation Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. filed on February 29, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page).